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                                                                 Exhibit 10.22.1


                               AMENDMENT NO. 1 TO
                            1999 STOCK OPTION PLAN OF
                          CRICKET COMMUNICATIONS, INC.


        This Amendment No. 1 (this "Amendment") to Cricket Communications Inc. 1999 Stock Option Plan (the "Plan") is made effective as of this 8th day of February, 2000 by Cricket Communications Holdings, Inc. (the "Company").

        A. Cricket Communications, Inc., now known as Cricket Communications Holdings, Inc., established the Plan to provide for grants of stock options to directors, key employees and consultants of the Company and its affiliates; and

        B. The Board of Directors has approved an amendment to the Plan to allow for the transfer of stock options by all Vice Presidents and higher ranking employees of the Company or any of its Affiliates as provided in this Amendment.

        NOW, THEREFORE, the Plan is amended as follows:

        1. The heading to the Plan and Section 2(f) of the Plan are hereby amended by deleting the phrase "Cricket Communications, Inc." and by replacing the same with the phrase "Cricket Communications Holdings, Inc."

        2. Section 6(f) of the Plan is hereby deleted and replaced with the following:

        "A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement relating to such Option, provided, however, as long as the Company is relying upon the exemption contained in California Corporations Code Section 25102(o) (or any successor section) in connection with the grant of Options under this Plan and the issuance of common stock upon the exercise thereof, Nonstatutory Stock Options may be transferred only to the extent permitted by California Code of Regulations Section 260.140.41(d), as amended from time to time, or any successor statute. If the Option Agreement relating to any Nonstatutory Stock Option does not provide for transferability, then such Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option."

        3. After the date of this Amendment, each reference in the Plan to the "Plan" shall mean and refer to the Plan as amended hereby. Except as provided in this Amendment, the Plan and all related documents shall remain in full force and effect and are ratified and confirmed.

        IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed as of the date set forth above.

                                          CRICKET COMMUNICATIONS HOLDINGS, INC.



                                          By: /s/ Susan G. Swenson
                                             -----------------------------------
                                             Susan G. Swenson, President and CEO